EXHIBIT 3
AMENDED AND RESTATED BY-LAWS
OF
HUMAN GENOME SCIENCES, INC.
As Adopted October 5, 2010
These Amended and Restated Bylaws, as the same may be amended and/or amended and restated from time to time (these “Bylaws”), are subject to, and governed by, the Delaware General Corporation Law (the “DGCL”) and the Restated Certificate of Incorporation (Fifth), as the same may be amended from time to time (the “Certificate”), of Human Genome Sciences, Inc., a Delaware corporation (the “Corporation”) then in effect. In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the provisions of the Certificate, such provisions of the DGCL or the Certificate, as the case may be, shall be controlling.
1. Offices.
1.1 Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, and the registered agent in charge thereof shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.
2. Meetings of Stockholders.
2.1 Place of Meetings. All meetings of stockholders shall be held at such place, if any, within or without the State of Delaware as may be designated from time to time by the Board of Directors, the Chief Executive Officer, the President or the Secretary. In the absence of any such designation, each such meeting shall be held at the principal office of the Corporation.
2.2 Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors at the time and place, if any, to be fixed by the Board of Directors and stated in the notice or waiver of notice of the meeting.
2.3 Special Meetings. Unless otherwise prescribed by the DGCL or by the Certificate, special meetings of stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (ii) the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary for any purpose or purposes prescribed in the notice of the meeting and shall be held at such place, if any, on such date and at such time as the Board of Directors may fix. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

2.4 Notice of Meetings. Except as hereinafter provided or as may be otherwise required by law, notice of the place, if any, date and hour and means of remote communication, if any, of holding each annual and special meeting of the stockholders and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) shall be given, as permitted by applicable law, not less than 10 days nor more than 60 days before the date of such meeting to each stockholder entitled to notice of the meeting. The notice of every special meeting, besides stating the time and place, if any, of such meeting, shall state briefly the purpose or purposes thereof; and no business other than that specified in such notice or germane thereto shall be transacted at the special meeting.
Notices are deemed given (i) if by mail, when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the record of stockholders of the Corporation, or, if the stockholder shall have filed with the Secretary of the Corporation a written request that notices to the stockholder be mailed to some other address, then directed to the stockholder at such other address; (ii) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (iii) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder consented to receive such notice; (iv) if by posting on an electronic network (such as a website or chatroom) together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting or (B) the giving of the separate notice of such posting; or (v) if by any other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder.
For notice given by electronic transmission to a stockholder to be effective, such stockholder must consent to the Corporation’s giving notice by that particular form of electronic transmission. A stockholder may revoke consent to receive notice by electronic transmission by written notice to the Corporation. A stockholder’s consent to notice by electronic transmission is automatically revoked if the Corporation is unable to deliver two consecutive electronic transmission notices and such inability becomes known to the Secretary, Assistant Secretary, the transfer agent or other person responsible for giving notice.
Whenever notice is required to be given, under the DGCL, the Certificate or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given, under any provision of the DGCL, the Certificate or these Bylaws, to any stockholder to whom (a) notice of two consecutive annual meetings, or (b) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12 month period, have been mailed addressed to such person at such person’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any actions or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL.
2.5 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before each meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. This list shall determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
2.6 Quorum at Meetings. Except as otherwise provided by the DGCL, the Certificate or these Bylaws, the holders of a majority of the shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present although less than a quorum, in person or by proxy, may adjourn the meeting to another place, date or time.
If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by the DGCL, those present at such adjourned meeting shall constitute a quorum, provided, however, that in no event shall less than one-third of the shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

2.7 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place, if any, at which a meeting of stockholders may be held under these Bylaws by the chairman of the meeting or, in the absence of such person, by any officer entitled to preside at or to act as Secretary of such meeting, or by the holders of a majority of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum. When a meeting is adjourned to another place, if any, date or time, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, written notice of the place, if any, date, and time of the adjourned meeting shall be given in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 5.5 of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
2.8 Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder, unless otherwise provided by the DGCL or in the Certificate. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize any other person or persons to vote or act for the stockholder by written proxy executed by the stockholder or the stockholder’s authorized agent or by a transmission permitted by law and delivered to the Secretary of the Corporation. No stockholder may authorize more than one proxy for the stockholder’s shares. Any copy, facsimile transmission or other reliable reproduction of the writing or transmission created pursuant to this Section 2.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. No such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period.
2.9 Action at Meeting. When a quorum is present at any meeting, any election shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election, and all other matters shall be determined by a majority of the votes cast affirmatively or negatively on the matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of each such class present or represented and voting affirmatively or negatively on the matter) shall decide such matter, except when a different vote is required by express provision of the DGCL, the Certificate or these Bylaws.

All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.
2.10 Notice of Stockholder Business. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 3.16 of these Bylaws) must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before an annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, it must be a proper matter for stockholder action under the DGCL, and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder proposal to be presented at an annual meeting shall be received at the Corporation’s principal executive offices not less than 60 calendar days nor more than 90 calendar days in advance of the first anniversary of the date that the Corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 25 calendar days from the first anniversary of the date of the previous year’s annual meeting, notice by the stockholders to be timely must be received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the 10th day following the day on which the date of the annual meeting is publicly announced. The term “public announcement” for purposes hereof shall have the meaning set forth in Article II, Section 3.16(c) of these Bylaws. In no event shall the public announcement at an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

A stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, (iii) the following information regarding the ownership interests of the stockholder or such other beneficial owner, which shall be accompanied by a representation that the stockholder will notify the Corporation in writing within five business days after the record date for notice of such meeting of the class and number of shares of capital stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for notice of the meeting (except as otherwise provided below): (A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and such other beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (C) any proxy, contract, agreement, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation; (D) any “short interest” in any security of the Corporation (for purposes of this Section 2.10, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation; (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (G) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household; and (H) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (v) any other information relating to the stockholder, the beneficial owner, or the proposal that would be required to be disclosed in filings in connection with the solicitation of proxies or consents pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder).
Notwithstanding anything in the preceding paragraph to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 2.10 shall set forth a representation that the stockholder will notify the Corporation in writing within five business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under clause (iii) of the preceding paragraph, and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

2.11 Conduct of Business. At every meeting of the stockholders, the Chief Executive Officer, or, in his or her absence, the President, or, in his or her absence, the Chairman of the Board of Directors, or, in his or her absence, such other person as may be appointed by the Board of Directors, shall act as Chairman of the meeting. The Secretary of the Corporation or a person designated by the Chairman of the meeting shall act as Secretary of the meeting. Unless otherwise approved by the Chairman of the meeting, attendance at the stockholders’ meeting is restricted to stockholders of record, persons authorized in accordance with Section 2.8 of these Bylaws to act by proxy, and officers of the Corporation.
The Chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman’s discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.11 and Sections 2.10 and 3.16. The Chairman of a meeting shall if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the provisions of this Section 2.11 and Sections 2.10 and 3.16, and if the Chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. The Chairman shall act in his or her absolute discretion, and his or her rulings shall not be subject to appeal.
2.12 Stockholder Action Without Meeting.
(a) Request for Record Date. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section 2.12. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the secretary of the Corporation and delivered to the Corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. Following receipt of the notice, the Board of Directors shall have ten days to adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Board of Directors fails within ten days after the Corporation receives such notice to fix a record date for such purpose, the record date for such purpose shall be the day on which the first written consent is delivered to the Corporation in the manner described in paragraph (b) of this Section 2.12; except that, if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(b) Delivery of Consent. Every written consent must be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery must be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required in this paragraph (b), written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation in the manner required in this paragraph (b). Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who shall not have consented in writing.
2.13 Meetings by Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
3. Directors.
3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.
3.2 Term, Number and Election. The number of directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. Each director elected shall hold office until her or his successor is elected and qualified or until her or his earlier resignation or removal.
3.3 Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.4 Resignation. Any director may resign by delivering notice in writing or by electronic transmission to the President, Chairman of the Board or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
3.5 Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Vacancies on the Board of Directors resulting from such removal shall be filled only by a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Directors so chosen shall hold office until the next annual meeting of stockholders.
3.6 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.
3.7 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Secretary or a majority of the directors then in office and may be held at any time and place, within or without the State of Delaware.
3.8 Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director by (i) giving notice to such director in person or by telephone, electronic transmission or voice message system at least 24 hours in advance of the meeting, (ii) sending a facsimile, or delivering written notice by hand, to his or her last known business or home address at least 24 hours in advance of the meeting, or (iii) mailing written notice to his or her last known business or home address at least three days in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
3.9 Participation in Meetings by Telephone Conference Calls or Other Methods of Communication. Unless otherwise restricted by the Certificate or these Bylaws, directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

3.10 Quorum. Except as may be otherwise specifically provide by the DGCL, the Certificate or these Bylaws, a majority of the total number of directors shall constitute a quorum at any meeting of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of a committee which authorizes a particular contract or transaction.
3.11 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by the DGCL, the Certificate or these Bylaws.
3.12 Action by Written Consent. Unless otherwise restricted by the DGCL, the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting if all members of the Board of Directors or committee of the Board of Directors, as the case may be, consent to the action in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee.
3.13 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, with such lawfully delegated powers and duties as it therefor confers, to serve at the pleasure of the Board. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the DGCL, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.
3.14 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors or a duly authorized committee thereof may from time to time determine.
3.15 Chairman of the Board. The Board of Directors may appoint a Chairman of the Board. The Chairman of the Board shall be appointed by the vote of a majority of the Directors present at a meeting of the Board of Directors at which a quorum is present. If the Board of Directors appoints a Chairman of the Board of Directors, he or she shall perform such duties and possess such powers as are assigned to him by the Board of Directors. Unless otherwise provided by the Board of Directors, the Chairman shall preside at all meetings of the Board of Directors.

3.16 Eligibility to Nominate and Procedure for Nomination of Director Candidates.
(a) Subject to the rights of holders of any class or series of Preferred Stock then outstanding, nominations for the election of Directors at an annual meeting may be made only (i) by or at the direction of the Board of Directors or a duly authorized committee thereof or (ii) by any stockholder entitled to vote in the election of Directors generally who complies with the procedures set forth in this Bylaw and who is a stockholder of record both at the time notice is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the meeting. Any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at an annual meeting in compliance with this Bylaw only if timely notice of such stockholder’s intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a stockholder nomination for a director to be elected at an annual meeting shall be received at the Corporation’s principal executive offices not less than 60 calendar days nor more than 90 calendar days in advance of the first anniversary of the date that the Corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 25 calendar days from the first anniversary of the date of the previous year’s annual meeting, notice by the stockholders to be timely must be received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination, of the beneficial owner, if any, on whose behalf the nomination is being made and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder or such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; (v) the consent of each nominee to serve as a director of the Corporation if so elected and (vi) the following information regarding the ownership interests of the stockholder or such other beneficial owner, which shall be accompanied by a representation that the stockholder will notify the Corporation in writing within five business days after the record date for notice of such meeting of the class and number of shares of capital stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for notice of the meeting (except as otherwise provided below): (A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (B) any Derivative Instrument directly or indirectly owned beneficially by such stockholder and such other beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (C) any proxy, contract, agreement, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation; (D) any “short interest” in any security of the Corporation (for purposes of this Section 3.16, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation; (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (G) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding the third sentence of this Section 3.16(a), in the event that the number of Directors to be elected at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 70 calendar days in advance of the first anniversary of the date that the Corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, a stockholder’s notice required by this Section 3.16(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

Notwithstanding anything in the preceding paragraph to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by Section 3.16(a) shall set forth a representation that the stockholder will notify the Corporation in writing within five business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under clause (vi) of the preceding paragraph, and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.
(b) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only by (i) or at the direction of the Board of Directors or a committee thereof or (ii) any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record both at the time such notice is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the Corporation’s notice of meeting, if the stockholder’s notice as required by paragraph (a) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(d) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(e) Only persons nominated in accordance with the procedures set forth in this Section 3.16 shall be eligible to serve as directors. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty (i) to determine whether a nomination was made in accordance with the procedures set forth in this Section 3.16 and (ii) if any proposed nomination was not made in compliance with this Section 3.16, to declare that such nomination shall be disregarded. If the Chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of this Section 3.16, such nomination shall be void; provided, however, that nothing in this Section 3.16 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock designation for any series of Preferred Stock.
4. Officers.
4.1 Positions. The officers of the Corporation shall consist of, if and when appointed and elected as set forth in this Section 4, a Chairman of the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Commercial Officer, a Chief Financial Officer, a Secretary, a Treasurer and a Controller. The officers of the Corporation may also include one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as may be deemed necessary or advisable by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer, all of whom shall be appointed or elected as set forth in this Section 4. The Board of Directors may assign such additional titles to one or more of the officers appointed or elected in accordance with this Section 4 as may be deemed appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law.

4.2 Appointment of Senior Officers. In its discretion, the Board of Directors shall appoint the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Commercial Officer, the Chief Financial Officer, the Secretary, the Treasurer, the Controller, one or more Vice Presidents who are designated as Executive Vice Presidents or Senior Vice Presidents and such other officers and agents with such powers and duties as deemed necessary or advisable (the foregoing officers referred to collectively as the “Senior Officers”).
4.3 Appointment of Junior Officers. Each of the Board of Directors and the Chief Executive Officer shall have the authority to appoint, in their discretion, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents (in each case other than Senior Officers, who shall be designated as set forth above in accordance with Section 4.2), with such powers and duties as deemed necessary or advisable by the Board of Directors or the Chief Executive Officer, as applicable (the foregoing officers referred to collectively as the “Junior Officers”).
4.4 Election. Senior Officers shall be elected annually by the Board of Directors and Junior Officers shall be elected annually by the Board of Directors or the Chief Executive Officer following the annual meeting of stockholders. Senior Officers may be appointed by the Board of Directors at any other meeting and Junior Officers may be appointed by the Board of Directors or the Chief Executive Officer from time to time.
4.5 Qualification. Any two or more offices may be held by the same person; provided, however, that in no event shall the Chief Executive Officer and the Secretary be the same person.
4.6 Term of Office. Except as otherwise provided by the DCGL, by the Certificate or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote appointing him, or until his or her earlier death, resignation or removal.
4.7 Resignation and Removal. Any officer may resign by delivering notice of resignation, either in writing signed by such officer or by electronic transmission to the Chairman of the Board of Directors, Chief Executive Officer, President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any Senior Officer may be removed at any time, with or without cause, by the Board of Directors, and any Junior Officer may be removed at any time, with or without cause, by either of the Board of Directors or the Chief Executive Officer. If the office of any officer becomes vacant for any reason, the vacancy may be filled in accordance with Section 4.2 or Section 4.3, as the case may be.
4.8 Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

4.9 Chief Executive Officer. Subject to such supervisory powers, if any, as the Board of Directors may give to the Chairman of the Board of Directors, the Chief Executive Officer, if any, shall have, subject to the control of the Board of Directors, general supervision, direction, and control of the business and affairs of the Corporation and shall report directly to the Board of Directors. All other officers, officials, employees and agents shall report directly or indirectly to the Chief Executive Officer. The Chief Executive Officer shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall preside at all meetings of the stockholders and in the absence of a Chairman of the Board of Directors, shall preside at all meetings of the Board of Directors. He or she shall have power to sign stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairman of the Board of Directors. The Chief Executive Officer shall have the authority to appoint, in his or her discretion, the Junior Officers.
4.10 President. The President shall, subject to the direction of the Board of Directors, have responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of President or which are delegated to him or her by the Board of Directors. Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The President shall, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer and preside at all meetings of the Board of Directors and of stockholders. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe. He or she shall have power to sign stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairman of the Board of Directors and the Chief Executive Officer.
4.11 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.
4.12 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to keep a record of the proceedings of all meetings of stockholders and the Board of Directors, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.
In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.
4.13 Chief Financial Officer and Treasurer and Assistant Treasurers. Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or the President. In addition, subject to the powers and authority of the Board of Directors or any duly authorized committee thereof, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office of chief financial officer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to maintain the financial records of the Corporation, to deposit funds of the Corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board of Directors accounts of all such transactions and of the financial condition of the Corporation.
Any Assistant Treasurer shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.
4.14 Salaries. The salaries, compensation and reimbursement of the Senior Officers shall be fixed by or in the manner designated by the Board of Directors or a duly authorized committee thereof. The salaries, compensation and reimbursement of the Junior Officers shall be fixed by or in the manner designated by the Board of Directors or the Chief Executive Officer, or as otherwise directed by the Board of Directors or a duly authorized committee thereof.
4.15 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
5. Capital Stock.
5.1 Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

5.2 Stock Certificates and Uncertificated Shares. The shares of stock of the Corporation may be represented by certificates or may be uncertificated. Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman, if any, of the Board of Directors, the Chief Executive Officer or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares may be uncertificated upon the original issuance thereof by the Corporation or upon surrender of the certificate representing such shares to the Corporation or its transfer agent.
Shares of stock which are subject to any restriction on transfer pursuant to the Certificate, the Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Corporation shall (i) if certificated, have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction and (ii) if uncertificated, contain such restriction in a notice sent by or on behalf of the Corporation to the registered owner of such shares within a reasonable time after the issuance or transfer of such shares.
5.3 Lost, Stolen or Destroyed Certificates. The Corporation may direct uncertificated shares or, if requested by the registered owner, a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.
5.4 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer, or in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered owner of the shares or by such person’s attorney lawfully constituted in writing, and in either case upon evidence of payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or evidence of payment of taxes shall not be required in any case in which the proper officer or officers of the Corporation shall determine to waive such requirement. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. Except as may be otherwise required by the DGCL, the Certificate or the Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

5.5 Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 5.5 at the adjourned meeting.
The record date for determining stockholders entitled to act by written consent shall be fixed by the Board of Directors in accordance with Section 2.12.
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
5.6 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner; and to exercise all the rights and powers of an owner; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

6. Indemnification.
6.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or Senior Officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director or Senior Officer or in any other capacity while serving as a director or Senior Officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or Senior Officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 6.2 of this Article 6, the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL, or (d) the Proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the DGCL. The rights hereunder shall be contract rights and shall include the right to be paid expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, unless the DGCL then so prohibits, the payment of such expenses incurred by a director or Senior Officer of the Corporation in his or her capacity as a director or Senior Officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or Senior Officer, to repay all amounts so advanced if it should be determined ultimately that such director or Senior Officer is not entitled to be indemnified under this Section or otherwise.
6.2 Right of Claimant to Bring Suit. If a claim under Section 6.1 is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent the claimant is successful on the merits or otherwise in prosecuting such claim, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

6.3 Indemnification of Junior Officers, Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses, to any officer (other than a Senior Officer), employee or agent of the Corporation to the fullest extent of the provisions of the DGCL and this Article with respect to the indemnification of and advancement of expenses to directors and Senior Officers of the Corporation. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.
6.4 Non-Exclusivity of Rights. The rights conferred on any person in Sections 6.1 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
6.5 Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article 6.
6.6 Insurance. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
6.7 Effect of Amendment. Any amendment, repeal or modification of any of the foregoing provisions of this Article 6 by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of, or increase the liability of any director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to, such amendment, repeal or modification.
7. General Provisions.
7.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate and the laws of the State of Delaware, may be declared by the Board of Directors at any regular or special meeting. Subject to the provisions of the DGCL, such dividends may be paid either out of surplus, as defined in the DGCL, or in the event that there shall be no such surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions, if any, of the Certificate.
7.2 Reserves. The directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.
7.3 Fiscal Year. The fiscal year of the Corporation shall be as fixed by resolution of the Board of Directors.

7.4 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.
7.5 Waiver of Notice. Whenever any notice whatsoever is required to be given by DGCL, by the Certificate or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by electronic transmission or any other method permitted under the DGCL, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.
7.6 Actions with Respect to Securities of Other Corporations. Except as the Board of Directors may otherwise designate, the Chief Executive Officer or President or any officer of the Corporation authorized by the Chief Executive Officer or President shall have the power to vote and otherwise act on behalf of the Corporation, in person or proxy, and may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact to this Corporation (with or without power of substitution) at any meeting of stockholders (or with respect to any action of stockholders) of any other corporation or organization, the securities of which may be held by this Corporation and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of this Corporation’s ownership of securities in such other corporation or other organization.
7.7 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.
7.8 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.
7.9 Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
7.10 Notices. Except as otherwise specifically provided herein or required by the DGCL, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by facsimile or other electronic transmission in the manner provided in Section 232 of the DGCL, or by commercial courier service. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, facsimile, other electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails.

7.11 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including, but not limited to, reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.
7.12 Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, unless otherwise specified by Delaware law, the Certificate, or these Bylaws, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included. For the avoidance of doubt, when any provision of these Bylaws specifies “business days,” that shall mean any day the U.S. financial markets are open, and when any provision of these Bylaws specifies “close of business,” that shall mean 5 p.m. EST or EDT, as the case may be.
7.13 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
8. Amendments.
8.1 By the Board of Directors. Except as is otherwise set forth in these Bylaws or the Certificate, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board).
8.2 By the Stockholders. Except as otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at least a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any annual meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.

22